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                                                                     EXHIBIT 4.1


                            IXC Communications, Inc.

             Depositary Shares Each Representing 1/20 of a Share of
                  6 3/4% Cumulative Convertible Preferred Stock

                               PURCHASE AGREEMENT

                                                                  March 25, 1998


Goldman, Sachs & Co.,
Credit Suisse First Boston Corporation
Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
  As representatives of the several Purchasers named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

        IXC Communications, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of 2,700,000 Depositary Shares (the "Firm Shares") representing 135,000 shares of 6 3/4% Cumulative Convertible Preferred Stock of the Company (the "Preferred Stock") and up to an aggregate of 405,000 Depositary Shares representing 20,250 shares of Preferred Stock (the "Optional Shares," and together with the Firm Shares, the "Shares") that the Purchasers may elect to purchase pursuant to
Section 2 hereof, each having a liquidation preference equivalent to $50 per Share, for the aggregate purchase price listed in Schedule I hereto. The Preferred Stock is convertible into Common Stock ("Stock") of the Company.

        The Shares are to be issued pursuant to a deposit agreement (the "Deposit Agreement") to be dated as of March 30, 1998, among the Company, BankBoston, N.A. as depositary (the "Depositary"), and holders from time to time of the Depositary Receipts (the "Depositary Receipts") issued by the Depositary and evidencing the Shares. Each Share will initially represent the right to receive 1/20 of a share of Preferred Stock deposited pursuant to the

Deposit Agreement.

1. The Company represents and warrants to, and agrees with, each of the Purchasers that:

               (a) A preliminary offering circular, dated March 17, 1998 (the "Preliminary Offering Circular") and an offering circular, dated March 25, 1998 (the "Offering Circular"), and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which is attached to and made a part of the Preliminary Offering Circular and the Offering Circular, have been prepared in connection with the offering of the Shares. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include the Company's most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") on or prior to the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Shares; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the "Exchange Act Reports". The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

               (b) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock (other than (i)

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        any change in the capital stock resulting from the exercise of stock options, (ii) the issuance of shares under the Company's stock option or other benefit or incentive plans, (iii) the conversion of shares of the Company's 7 1/4% Junior Convertible Preferred Stock (the "Junior Convertible Preferred Stock") and (iv) the payment of 9,655 shares of 12 1/2% Junior Exchangeable Preferred Stock (the "Junior Exchangeable Preferred Stock") on February 15, 1998 and the payment of Junior Convertible Preferred Stock scheduled for March 31, 1998 as payment-in-kind dividends) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular;

               (c) The Company and its subsidiaries have good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any material real property and material buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

               (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

               (e) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Stock initially issuable upon conversion of the Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Shares, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Offering Circular; and all of the issued shares of capital stock of each subsidiary of the Company, except for Mutual Signal Holding Corporation, PSINet Inc., UniDial Communications Services, LLC, U.S. Advantage Long Distance, Inc., Progress International L.L.C., Marca-Tel S.A. de C.V. and Telenor S.A., have been duly and

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         validly authorized and issued, are fully paid and non-assessable and
        (except for directors' qualifying shares and except as otherwise set forth in the Offering Circular) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to acquire the Shares; there are no outstanding securities, securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Preferred Stock or any other class of capital stock of the Company (except as set forth in the Offering Circular under "Description of Capital Stock" and in connection with the Company's stock option or other benefit or incentive plans, the conversion of shares of the Junior Convertible Preferred Stock and the payment of payment-in-kind dividends on the Exchangeable Preferred Stock and the Junior Convertible Preferred Stock); the Preferred Stock may be freely deposited by the Company with the Depositary against issuances of Depositary Receipts; the Shares are freely transferable by the Company to or for the account of the several Purchasers and (to the extent described in the Offering Circular) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares under the laws of the United States except as described in the Offering Circular under "Notice to Investors";

               (f) The Shares, the Preferred Stock and the Stock have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares, the Preferred Stock and the Stock contained in the Offering Circular;

               (g) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; upon issuance by the Depositary of Depositary Receipts evidencing Shares the deposit of Preferred Stock in respect thereof in accordance with the provisions of the Deposit Agreement, such Depository Receipts will be duly and validly issued and the persons in whose names the Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the Depositary Receipts conform in all material respects to the descriptions thereof contained in the Offering Circular;

               (h) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares;

               (i) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of the Shares, the Certificate of Designations,

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        the Deposit Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or, to the best of the Company's knowledge, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and, to the best of the Company's knowledge, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the Shares, for the deposit of Preferred Stock being deposited with the Depositary against issuance of Depositary Receipts evidencing the Shares to be delivered or the consummation by the Company of the transactions contemplated by this Agreement or the Certificate of Designations, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Purchasers;

               (j) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

               (k) The statements set forth in the Offering Circular under the caption "Description of Depositary Shares", "Description of Convertible Preferred Stock" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Shares, the Preferred Stock and the Stock, respectively, under the caption "Description of Certain Indebtedness" and "Certain U.S. Federal Income Tax Consequences", insofar as they purport to describe the provisions of the laws and documents referred to therein, and under the caption "Underwriting", insofar as it purports to describe the provisions of this Agreement, are accurate, complete and fair;

               (l) Except for Truman Breed, et. al. vs. U.S. Advantage Long Distance, Inc., IXC Long Distance, Inc., IXC Communications, Inc., et. al. In the District Court of Travis County, Texas, Case No. 9705729 and IXC Long Distance, Inc. vs. Building Futures in Communications, Inc. Arbitration, Austin, Texas, or as set forth in the Offering Circular and the Exchange Act Reports, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, shareholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (m) When the Shares are issued and delivered pursuant to this Agreement, the Shares will not be of the same class (within the meaning of Rule 144A under the United States Securities Act of 1933, as amended (the "Act")), as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system;

               (n) The Company is subject to Section 13 or 15(d) of the Exchange Act;

               (o) The Company is not, and after giving effect to the offering and sale of the Shares, will not be an "investment company", or, except for Grumman Hill Associates, L.P., Grumman Hill Associates, Inc. and General Electric Pension Trust, an entity "controlled" by an "investment company", as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

               (p) Neither the Company, nor any person acting on its behalf has offered or sold the Shares by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902; provided, however, that the Company makes no representation, warranty or agreement with respect to the activities of any of the Purchasers;

               (q) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Shares, or any securities of the same or a similar class as the Shares, other than Shares offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Shares or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Shares has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Shares in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

               (r) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

               (s) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

               (t) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (u) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (v) The Company has obtained the written agreement described in
        Section 7(m) of this Agreement from trustees of the General Electric Pension Trust, the EMS 1994 Trust, the RJS 1994 Trust, the Irwin Family Limited Partnership, the Irwin Family Limited Partnership #2, the Irwin Family Limited Partnership #3, Virginia Irwin Charitable Remainder Unitrust Ltd, Grumman Hill Investments, L.P., Riordan & McKinzie Profit Sharing and Savings Plan for the benefit of Carl W. McKinzie, Philip and Jane Williams Living Trust and certain of its directors and executive officers.

               (w) Each of the Company and its subsidiaries has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local, supranational, foreign and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Offering Circular, the failure of which to obtain would have a material adverse effect on the Company; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification, or non-renewal of any such license, consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Offering Circular;

               (x) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (y) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Offering Circular; and

               (z) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $50.00, the number of Shares set forth opposite the name of such Purchasers in Schedule I hereto and (b) in the event and to the extent that the Purchasers shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this
Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Purchaser is entitled to purchase as set forth opposite the name of such Purchaser in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the

Purchasers are entitled to purchase hereunder.

        The Company hereby grants to the Purchasers the right to purchase at their election up to 405,000 Optional Shares, in the aggregate, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

        As compensation to the Purchasers for their commitments hereunder, the Company at each Time of Delivery (as defined in Section 4 hereof) will pay to Goldman, Sachs & Co., for the accounts of the several Purchasers, an amount equal to $1.75 per share for the Shares to be delivered by the Company hereunder at such Time of Delivery.

        3. Upon the authorization by you of the release of the Firm Shares the several Purchasers propose to offer the Firm Shares for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

               (a) It will offer and sell the Shares only to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;

               (b) It is an Institutional Accredited Investor; and

               (c) It will not offer or sell the Shares by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

        4. (a) The Shares to be purchased by each Purchaser hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on March 30, 1998 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Purchasers' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

        At each Time of Delivery, the Company will pay, or cause to be paid, the commission payable at Time of Delivery to the Purchasers under Section 2 hereof by wire transfer of Federal (same-day) funds to the account specified by Goldman, Sachs & Co. at least forty-eight hours in advance.

               (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Purchasers pursuant to Section 7(o) hereof, will be delivered at such time and date at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

        5. The Company agrees with each of the Purchasers:

               (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

               (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares and the shares of Stock issuable upon conversion of the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

               (c) To furnish the Purchasers with four copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report, signed by the accountants, and additional copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

               (d) During the period beginning from the date hereof and continuing until the date 90 days after the First Time of Delivery, the Company will not, directly or indirectly, sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, or register or announce the sale or offering of any shares of capital stock of the Company, or any securities that are convertible into or exercisable or exchangeable for capital stock of the Company, without the prior written consent of Goldman, Sachs & Co. Notwithstanding the foregoing, the Company may, without the prior written consent of Goldman, Sachs & Co. (1) grant new stock options or warrants (i) to employees, directors or consultants of the Company or (ii) in exchange for any existing options or warrants to purchase any capital stock of Network Long Distance, Inc. ("NLD") and
        (2) issue new shares of the Company's capital stock (i) upon the exercise of stock options or warrants, (ii) in connection with the acquisition of NLD, (iii) under the earnout provisions associated with the acquisition of Telecom One, Inc. by the Company (iv) as consideration in any merger with any company or business or acquisition of controlling or non-controlling interest in any company or business subsequent to the date of this Agreement, (v) upon the conversion of any of the Shares or of any shares of the Junior Convertible Preferred Stock by holders thereof, (vi) as payment -in-kind dividends on the Shares, the shares of the Junior Convertible Preferred Stock or the shares of the Junior Exchangeable Preferred Stock, or (vii) in connection with a stock split;

               (e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under
        Section 8 of the Investment Company Act;

               (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Shares, to furnish at its expense, upon request, to holders of Shares and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

               (g) If requested by you, to use its best efforts to cause the Shares to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

               (h) To furnish to the holders of the Shares as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), upon written request to the Company, consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

               (i) During a period of three years from the date of the Offering Circular, to furnish to you, upon written request to the Company, copies of all reports or other communications (financial or other) furnished to holders of Shares, Preferred Stock or shares of Stock issuable as dividends thereon or upon conversion thereof, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Shares, or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

               (k) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Shares which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

               (l) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds";

               (m) Prior to each Time of Delivery to deposit the Preferred Stock with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that Depositary Receipts evidencing Shares will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Preferred Stock and delivered to the Purchasers at such Time of Delivery; and

               (n) To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Shares.

        6. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Shares and all other expenses in connection with the preparation and printing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, the Deposit Agreement, this Agreement, the Certificate of Designations, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares (excluding fees of counsel except as allowed by (iii) below); (iii) all reasonable expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Shares; (v) the cost of preparing the Shares; (vi) the fees and expenses in connection with the Certificate of Designations and the Shares;
(vii) any cost incurred in connection with the designation of the Shares for trading in PORTAL and the listing of the shares of Stock issuable upon conversion of the Shares and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

        7. The obligations of the Purchasers hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

               (a) Shearman & Sterling, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (iii),
        (viii), (ix), (xiii), (xv) and (xvi) of subsection (b) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

               (b) Riordan & McKinzie, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                      (i) The Company has been duly incorporated and is validly
               existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular;

                      (ii) The Deposit Agreement has been duly executed and
               delivered by the Company and, assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary and that each of the Depositary and the Company has full power, authority and legal right to enter into and perform its obligations thereunder, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and similar laws of general applicability relating or affecting creditors' rights generally and to general principles of equity; and the statements set forth under the heading "Description of Depositary Shares" in the Offering Circular, insofar as such statements purport to summarize certain provisions of the Deposit Agreement, fairly summarize, in all material respects, such provisions;

                       (iii) Upon due issuance by the Depositary of the Master
               Depositary Receipts evidencing Shares being delivered at such Time of Delivery against the deposit of Preferred Stock to be deposited by the Company in respect thereof in accordance with the provisions of the Deposit Agreement, such Master Depositary Receipt will be duly and validly issued and the person in whose name the Master Depositary Receipt is registered will be entitled to the rights specified therein and in the Deposit Agreement;

                      (iv) The Company has an authorized capitalization as set
               forth in the Offering Circular, and all of the issued shares of capital stock of the Company (including the Preferred Stock being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the shares of Stock initially issuable upon conversion of the Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Preferred Stock and the Certificate of Designations, will be duly and validly issued and fully paid and non-assessable, and will conform to the description of the Stock contained in the Offering Circular;

                      (v) The Company has been duly qualified as a foreign
               corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or remain in good standing would not in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                      (vi) Each subsidiary of the Company has been duly
               incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary, except for Mutual Signal Holding Corporation, PSINet Inc., UniDial Communications Services, LLC, U.S. Advantage Long Distance, Inc., Progress International L.L.C., Marca-Tel S.A. de C.V. and Telenor S.A., have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Offering Circular) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                      (vii) To the best of such counsel's knowledge and except
               for Truman Breed, et. al. vs. U.S. Advantage Long Distance, Inc., IXC Long Distance, Inc., IXC Communications, Inc., et. al. In the District Court of Travis County, Texas, Case No. 9705729 and IXC Long Distance, Inc. vs. Building Futures in Communications, Inc. Arbitration, Austin, Texas, or as set forth in the Offering Circular and the Exchange Act Reports, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                      (viii) This Agreement has been duly authorized, executed
               and delivered by the Company;

                      (ix) The Certificate of Designations has been duly
               authorized and executed by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms;

                      (x) The issue and sale of the Shares and Preferred Stock
               being
                delivered at such Time of Delivery to be sold by the Company, the deposit of the Preferred Stock being deposited by the Company with the Depositary against issuance of the Shares evidencing the Depositary Receipts to be delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of the Certificate of Designations, the Deposit Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, or (ii) to the best of such counsel's knowledge, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation or any order of any governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries or any of their properties (other than federal, state, local or foreign communications laws or rules, regulations or policies of the Federal Communications Commission ("FCC"), as to which no opinion is expressed), or any agreement or instrument filed with the Commission as an exhibit to any registration statement filed by the Company under the Act prior to the date hereof, or as an exhibit to any Exchange Act Report, to which the Company or any such subsidiary is a party or by which either the Company or any such subsidiary is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such breach, violation or default would not in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

                      (xi) No consent, approval, authorization, order,
                registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, the deposit of the Preferred Stock being deposited by the Company with the Depositary against issuance of Shares evidencing the Depositary Receipts to be delivered at such Time of Delivery by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act in connection with the shares of Stock issuable upon conversion of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Purchasers or as may be required by federal, state, local or foreign communication laws or rules, regulation or policies of the FCC;

                      (xii) Neither the Company nor any of its subsidiaries is
                in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound the effect of which would cause a material adverse effect;

                      (xiii) The statements set forth in the Offering Circular
               under the caption "Description of Depositary Shares", "Description of Convertible Preferred Stock" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Shares and the Stock, respectively, under the caption "Description of Certain Indebtedness" and "Certain U.S. Federal Income Tax Consequences", insofar as they purport to describe the provisions of the laws and documents referred to therein, and under the caption "Underwriting" insofar as it purports to describe the provisions of this Agreement, fairly summarize, in all material respects, such provisions;

                      (xiv) In the course of the preparation of the Exchange Act
               Reports (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), we have participated in conferences with officers and representatives of the Company and with the Company's independent public accountants and you and your counsel, at which conferences the contents of the Exchange Act Reports were discussed. Although we have not independently verified the accuracy, completeness or fairness of the statements made in the Exchange Act Reports, and do not assume any responsibility for the accuracy, completeness or fairness of such statements, on the basis of the foregoing, relying as to materiality largely upon facts provided to us by, and opinions as to factual matters of, officers and representatives of the Company and its subsidiaries and without independent verification, no facts came to our attention that caused us to believe that: the Exchange Act Reports, when filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that we express no opinion or belief with respect to the financial statements or the notes and schedules thereto, pro forma or other financial or statistical data included in the Exchange Act Reports);

                      (xv) Assuming the accuracy of the representations of the
               Purchasers contained in Section 3 hereof, no registration of the Shares under the Act is required for the offer, sale and initial resale of the Shares by the Purchasers in the manner contemplated by this Agreement;

                      (xvi) In the course of the preparation of the Offering
               Circular, we have participated in conferences with officers and representatives of the Company and with the Company's independent public accountants and you and your counsel, at which conferences the contents of the Offering Circular were discussed. Although we have not independently verified the accuracy, completeness or fairness of the statements made in the Offering Circular, and do not assume any responsibility for the accuracy, completeness or fairness of such statements, on the basis of the foregoing, relying as to materiality largely upon facts provided to us by, and opinions as to factual matters of, officers and representatives of the Company and its subsidiaries and without independent verification, no facts came to our attention that caused us to believe that: the Offering Circular, as amended or supplemented by the Company prior to the Time of Delivery, as of the date hereof contains any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that we express no opinion or belief with respect to the financial statements or the notes and schedules thereto, pro forma or other financial or statistical data included in the Offering Circular);

                      (xvii) The Company is not an "investment company" or,
               except for Grumman Hill Investments, L.P., Grumman Hill Associates, Inc. and General Electric Pension Trust, an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act; and

                      (xviii)To the best of counsel's knowledge, the Company and its subsidiaries possess and are in compliance with all patents, trademarks, franchises, permits, licenses (including without limitation all software licenses) and similar items as well as electronic data processing, electronic funds transfer and other contracts, agreements, leases and arrangements necessary or material to the conduct of its business as presently conducted or proposed to be conducted and as described in the Offering Circular, except where failure to possess any of the foregoing would not, singly or in the aggregate, have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole; to the best of counsel's knowledge, the Company has not received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which could result in any material adverse effect on the Company and its subsidiaries taken as a whole; and, to the best of counsel's knowledge, except as otherwise described in the Offering Circular, neither the Company nor any of its subsidiaries has received any notice of cancellation of the same or any notice of proceedings relating to the revocation, suspension or modification of any of the foregoing which, singly or in the aggregate, would result in a material adverse change in the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, or which is required to be disclosed in the Offering Circular.

               (c) Reboul, MacMurray, Hewitt, Maynard & Kristol, U.S. regulatory counsel for the Company, shall have furnished to you their written opinion in the form attached hereto as Annex II, dated such Time of Delivery;

               (d) Counsel for the Depositary shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                      (i) The Deposit Agreement has been duly authorized,
               executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the Depositary, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (e) On the date of the Offering Circular prior to the execution of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

               (f) On the date of the Offering Circular prior to the execution of this Agreement and also at each Time of Delivery, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

               (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (other than any change in the capital stock resulting from the exercise of stock options, the issuance of shares under the Company's stock option or other benefit or incentive plans or the conversion of shares of the Junior Convertible Preferred Stock) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

               (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

               (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq National Market; (ii) a suspension or material limitation in trading in the Company's securities on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Purchasers makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Offering Circular;

               (j) The Shares have been designated for trading on PORTAL;

               (k) On or before the 14th calendar day following the First Time of Delivery, the shares of Stock issuable upon conversion of the Shares shall have been duly listed for quotation on the Nasdaq National Market;

               (l) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request;

               (m) The trustee of each of the General Electric Pension Trust, the EMS 1994 Trust, the RJS 1994 Trust, the Irwin Family Limited Partnership, the Irwin Family Limited Partnership #2, the Irwin Family Limited Partnership #3, Virginia Irwin Charitable Remainder Unitrust Ltd, Grumman Hill Investments, L.P., Riordan & McKinzie Profit Sharing and Savings Plan for the benefit of Carl W. McKinzie, Philip and Jane Williams Living Trust and certain of the directors, and executive officers of the Company shall have furnished to Goldman, Sachs & Co. a written agreement, prior to the date hereof, to the effect set forth in Annex III hereto;

               (n) Grumman Hill Associates Inc. shall have furnished to Goldman, Sachs & Co. a written agreement, prior to the First Time of Delivery, to the effect set forth in Annex III hereto; and

               (o) The Depositary shall have furnished or caused to be furnished to you at such Time of Delivery certificates satisfactory to you evidencing the deposit with it of the Preferred Stock being so deposited against issuance of Depositary Receipts evidencing the Shares to be delivered by the Company at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of Depositary Receipts evidencing such Shares pursuant to the Deposit Agreement.

        8. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

        (b) Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

        (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

        (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

        9. (a) If any Purchaser shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

        (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Purchaser to purchase the number of Shares which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the number of Shares which such Purchaser agreed to purchase hereunder) of the Shares of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

        (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Shares of a defaulting Purchaser or Purchasers, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Purchasers to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in
Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

        10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

        11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

        12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        13. This Agreement shall be binding upon, and inure solely to the benefit of, the

Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

        14. Time shall be of the essence of this Agreement.

        15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Purchasers plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                    Very truly yours,

                                    IXC COMMUNICATIONS, INC.


                                    By: /s/ STUART K. COPPENS
                                      ------------------------------------------
                                      Name: Stuart K. Coppens
                                      Title: Chief Accounting Officer



Accepted as of the date hereof:

Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated

By: /s/ GOLDMAN, SACHS & CO.
  ------------------------------------------
       (Goldman, Sachs & Co.)

        On behalf of each of the Purchasers

                                   SCHEDULE I

                                                                               AGGREGATE
                                                                              LIQUIDATION
                                                              AGGREGATE        AMOUNT OF
                                                             LIQUIDATION    OPTIONAL SHARES
                                                              AMOUNT OF     TO BE PURCHASED
                                                             FIRM SHARES       IF MAXIMUM
                                                                TO BE            OPTION
                                                              PURCHASED        EXERCISED
                                                              ---------        ---------
                        PURCHASER
                        ---------
Goldman, Sachs & Co                                         $67,500,000      $10,125,000
Credit Suisse First Boston Corporation                       27,000,000        4,050,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated           13,500,000        2,025,000
Morgan Stanley & Co. Incorporated                            27,000,000        4,050,000

        Total                                              $135,000,000      $20,250,000
                                                          =============      ===========

                                                                         ANNEX I

        Pursuant to Section 7(e) and (f) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

               (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable published rules and regulations thereunder,

               (ii) In their opinion, the consolidated financial statements and financial statement schedules audited by them and included in the Offering Circular comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;

               (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

               (iv) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                      (A) the unaudited consolidated statements of income,
               consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the audited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;

                      (B) any other unaudited income statement data and balance
               sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;

                      (C) the unaudited financial statements which were not
               included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in Clause
               (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in Clause
               (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

                      (D) any unaudited pro forma consolidated condensed
               financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                      (E) as of a specified date not more than five days prior
               to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Purchasers, or any increases in any items specified by the Purchasers, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

                      (F) for the period from the date of the latest financial
               statements included in the Offering Circular to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total consolidated net income or other items specified by the Purchasers, or any increases in any items specified by the Purchasers, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Purchasers, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

               (v) In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Purchasers, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                        ANNEX II


               OPINION OF U.S. REGULATORY COUNSEL FOR THE COMPANY

               Attach opinion of U.S. regulatory counsel for the Company, to be delivered pursuant to Section 7(c) of the Purchase Agreement to the effect that:

               (i) (A) the execution and delivery by the Company of, and performance of its obligations under, the Purchase Agreement, the Certificate of Designations and the Shares do not violate (1) the Federal Communications Act of 1934, as amended (the "Communications Act"), any rules or regulations of the Federal Communications Commission ("FCC") applicable to the Company, (2) any state or local law, rule or regulation relating to telecommunications applicable to the Company ("State Law") or (3) to the best of such counsel's knowledge after due inquiry, any decree from any court or tribunal, and (B) no authorization of or filing with the FCC or any state or local authority regulating telecommunications services provided by the Company or any of its subsidiaries, including state public utility commissions ("State Authorities") is necessary for the execution and delivery by the Company of, or the performance of its obligations under the Purchase Agreement, Certificate of Designations or the Shares;

               (ii) The Company and its subsidiaries are nondominant carriers authorized by the FCC to provide interstate interexchange telecommunications services. The Company and its subsidiaries have been granted Section 214 authority by the FCC to provide international telecommunications services through the resale of international switched voice and private line services and each of the Company and its subsidiaries has on file with the FCC tariffs applicable to its domestic interstate and international services. No further FCC authority is required by the Company or any of its subsidiaries to conduct its business as described in the Offering Circular;

               (iii) The Company and its subsidiaries are certified and/or registered to resell intrastate interexchange telecommunications services in New York and ________ and are authorized but not required to be certified or registered, to resell intrastate interexchange telecommunications services in Michigan and Washington D.C. Each of the Company and its subsidiaries has a tariff on file in each state in which it resells telecommunications services. No further authority is required from any of the State Authorities by the Company or any of its subsidiaries to conduct its business as described in the Offering Circular;

               (iv) (A) each of the Company and its subsidiaries (1) has paid all fees required by the FCC and the State Authorities; and (2) has all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all reports, filings and registrations, with the FCC and the State Authorities, all self regulatory organizations and all courts and tribunals necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Offering Circular and is conducting its business in accordance therewith; and (B) to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, modification or non-renewal of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such report, filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (v) neither the Company nor any of its subsidiaries is in violation of, or in default under, the Communications Act, the telecommunications rules or regulations of the FCC, or State Law the effect of which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (vi) to the best of such counsel's knowledge after due inquiry,
        (A) no decree or order of the FCC or any State Authority has been issued against the Company or any of its subsidiaries and (B) no litigation, proceeding, inquiry or investigation has been commenced or threatened, and no notice of violation or order to show cause has been issued, against the Company or any of its subsidiaries before or by the FCC or any State Authority. To the best of such counsel's knowledge after due inquiry, there are no rulemakings or other administrative proceedings pending before the FCC or any State Authority which (A) are generally applicable to telecommunications services or the resale thereof and (B) if decided adversely to the interests of the Company or any of its subsidiaries, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

               (vii) the statements in the Offering Circular under the captions "Risk Factors--Regulation" and "Business--Regulatory Environment" and in "Item 1--Business--Regulation" of the Company's most recent annual report on Form 10-K, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, are accurate in all material respects and fairly summarize all matters referred to therein.

                                                                       ANNEX III




                                                        March 24, 1998



Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
As representatives of the several
        Purchasers
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

                            IXC Communications, Inc.

Ladies and Gentlemen:

               In connection with the proposed offering of 2,500,000 Depositary Shares (the "Shares") each representing 1/20 of a share of Cumulative Convertible Preferred Stock, par value $.01 per share of IXC Communications, Inc., a Delaware corporation (the "Company"), pursuant to a Purchase Agreement (the "Purchase Agreement") to be entered into by and among the Company and each of you, as representatives of the several purchasers named therein (the "Purchasers"), the undersigned hereby agrees that without the prior written consent of Goldman, Sachs & Co. the undersigned will not, directly or indirectly, sell, offer to sell, solicit an offer to buy, pledge, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, or register or announce the sale or offering of any shares of capital stock of the Company, or any securities that are convertible into or exercisable or exchangeable for capital stock of the Company beneficially owned by them beginning on the date of the Purchase Agreement and continuing for a period of 90 days following the date of such agreement or, if applicable, until the date on which the Company notifies the undersigned that it no longer intends to proceed with the proposed offering of Shares; provided, however, that the undersigned may without such consent (i) exercise any outstanding stock options granted pursuant to existing employee benefit plans of the Company referred to in the Offering Circular (as defined in the Purchase Agreement), and (ii) with prior notice to Goldman, Sachs & Co., make (x) bona fide gifts to persons, or
(y) transfers or sales to affiliates of the undersigned, in each case who agree in writing with Goldman, Sachs & Co. to be bound by the provisions of this letter. If for any reason the Purchase Agreement shall be terminated prior to the First Time of Delivery (as defined in the Purchase Agreement), this letter agreement shall likewise be terminated.

               This letter is being executed as an inducement for the Purchasers to execute the Purchase Agreement and is solely for the benefit of the Purchasers and their respective successors, assigns, heirs and personal representatives, and no other person shall acquire any right by virtue of this letter. This letter shall be governed by and construed in accordance with the laws of the State of New York. This letter may be amended, modified or supplemented only by written instrument signed by the undersigned and Goldman, Sachs & Co.

                                                   Very truly yours,